 Exhibit 21.1

Resideo Technologies, Inc.
Subsidiaries of the Registrant as of December 31, 2025
Subsidiary Name	Country of Incorporation
Ademco 1 B.V.	Netherlands
Ademco 1 GmbH	Germany
ADEMCO 1 LIMITED	United Kingdom
Ademco 2 GmbH	Germany
ADEMCO 2 LIMITED	United Kingdom
ADEMCO 4 LIMITED	United Kingdom
Ademco Adi Global Distribution, S.L.	Spain
Ademco Australia Pty Limited	Australia
Ademco Comercial y Centro de Investigación y Desarrollo, S. de R.L. de C.V.	Mexico
Ademco CZ s.r.o.	Czechia (Czech Republic)
ADEMCO FZE	United Arab Emirates
Ademco I LLC	United States
ADEMCO III Ltd.	Canada
Ademco Manufacturing Holding Mexico, S. de R.L. de C.V.	Mexico
Ademco Otomasyon Limited Şirketi	Turkey
ADEMCO SRL	Argentina
Ademco Supply S.r.l.	Romania
ADI Global Distribution AB	Sweden
ADI Global Distribution Denmark A/S	Denmark
ADI Global Distribution Inc.	United States
ADI Global Germany GmbH	Germany
ADI of Puerto Rico, Inc.	Puerto Rico
ADI-Gardiner SAS	France
ADI-Gardiner EMEA SAS	France
ADI-Gardiner Ireland Limited	Ireland
ADI-Gardiner Limited	United Kingdom
ADI-GARDINER Netherlands B.V.	Netherlands
ADI-Gardiner NV	Belgium
AlarmNet, Inc.	United States
BRK Brands LLC	United States
Control4 India Private Limited	India
Control4 Switzerland AG	Switzerland
Electronica BRK de Mexico S.A. de C.V.	Mexico
Mexhon, S. de R.L. de C.V.	Mexico

Pittway BV	Belgium
Pittway Sarl	Switzerland
Radio Systemes Ingénierie Video Technologies SAS	France
Resideo Funding Inc.	United States
Resideo Holding Inc.	United States
Resideo Intermediate Holding Inc.	United States
Resideo International (India) Private Limited	India
Resideo Korea Co., Ltd.	South Korea
Resideo Korlátolt Felelősségű Társaság (Resideo Kft.)	Hungary
Resideo LLC	United States
Resideo Overseas Limited	United Kingdom
Resideo Overseas, LLC	United States
Resideo Plumbing Limited	United Kingdom
Resideo S.r.l.	Italy
Resideo s.r.o.	Slovakia
Resideo Sarl	France
Resideo Singapore Pte. Ltd.	Singapore
Resideo Smart Home Technologies (India) Private Limited	India
Resideo Smart Homes Technology (Tianjin) Co., Ltd	China
Resideo Technologies, Inc.	United States
Resideo USA LLC	United States
RSI Participations SAS	France
Satamatics Global Limited	United Kingdom
Satcom1 Integration Services ApS	Denmark
Securite Communications SAS	France
SFTY AS	Norway
SNAP ONE APAC PTY LTD	Australia
SNAP ONE AUSTRALIA HOLDINGS PTY LTD	Australia
SNAP ONE AUSTRALIA PTY LTD	Australia
Snap One doo Beograd	Serbia
Snap One EMEA LTD	United Kingdom
Snap One Holdings Corp.	United States
Snap One, LLC	United States
Snap One, LLC (Taiwan Branch)	China
Staub Electronics Ltd	Canada
SunBrite Holding Corp	United States
SUNBRITETV LLC	United States
Teknique Limited	New Zealand
Ultrak Security Systems Sp.z o.o.	Poland

From: Foster, Joshua
To: Hawk, Rand; Barner, Brian; Rode, Tyler; Killham, Carol
Cc: Sele, Brittany
Subject: Re: 2025 10K Listings Exhibit
Date: Monday, February 23, 2026 5:56:10 PM

No.

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From: Hawk, Rand
Sent: Monday, February 23, 2026 4:53:32 PM
To: Barner, Brian; Rode, Tyler; Killham, Carol; Foster, Joshua
Cc: Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

Thanks, Brian – we'll push that through. @Foster, Joshua anything else from your end? Thanks,
Rand Hawk
Senior Manager
SEC Reporting | Technical Accounting

Resideo
16100 N 71st St
Scottsdale, AZ 85245

M 480.74
0.6124

This email and any accompanying attachments are intended for the addressee(s) only and may be confidential. If received in error, please keep contents confidential, notify the sender, and delete this email (and any copies and attachments).

From: Barner, Brian
Sent: Monday, February 23, 2026 2:42 PM
To: Rode, Tyler; Hawk, Rand; Killham, Carol

Cc: Foster, Joshua; Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

ADI-Gardiner should have "SAS" at the end of the name. The rest looks fine.
Brian Elliott Barner, BA, JD, LLM, EMBA
Tax Planning Leader

Resideo Technologies Inc.
(+1) 202-500-2802
1985 Douglas Drive N Golden Valley, MN 55422

From: Rode, Tyler
Sent: Friday, February 20, 2026 5:56 PM
To: Hawk, Rand; Barner, Brian; Killham, Carol
Cc: Foster, Joshua; Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

Hello, good evening.

Attached updated exhibit listing.

Please note this does not include Control4 Smart Control Technology Shanghai Co Ltd – China given it was liquidated in 2025.
Can you review and confirm approval? Thanks,
Tyler

From: Hawk, Rand
Sent: Friday, February 20, 2026 5:58 PM
To: Barner, Brian; Killham, Carol; Rode, Tyler
Cc: Foster, Joshua; Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

Thanks, Brian.

@Rode, Tyler can you please make those updates and send the draft back to Brian and

Josh for final review?

Thanks,

Rand Hawk
Senior Manager
SEC Reporting | Technical Accounting

Resideo
16100 N 71st St
Scottsdale, AZ 85245

M 480.74
0.6124

This email and any accompanying attachments are intended for the addressee(s) only and may be confidential. If received in error, please keep contents confidential, notify the sender, and delete this email (and any copies and attachments).

From: Barner, Brian
Sent: Friday, February 20, 2026 3:29 PM
To: Killham, Carol; Hawk, Rand
Cc: Rode, Tyler; Foster, Joshua; Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

Rand,

See comments below in red text.

Brian Elliott Barner, BA, JD, LLM, EMBA
Tax Planning Leader

Resideo Technologies Inc.
1985 Douglas Drive N Golden Valley, MN 55422 Brian.Barner@resideo.com

From: Killham, Carol
Sent: Friday, February 20, 2026 9:38 AM
To: Barner, Brian
Cc: Rode, Tyler; Hawk, Rand; Foster, Joshua; Sele, Brittany
Subject: RE: 2025 10K Listings Exhibit

Hi Brian
As requested I have compared the two documents and the differences are:-

Companies not appearing on the Dec 31 2025 Org Chart:-
ADI Gardiner Holding Ltd – UK Dissolved 14 November 2025. This company did not exist at year end and should be removed from the list.
LLC Resideo – Russia Will be liquidated in March 2026. This company was liquidated on December 12, 2025, and should be removed from the list.
Resideo Manufacturas de Chihuahua, S. de R.L. de C.V. – Mexico. This company was sold in 2024 and should be removed from the list.

Companies on Org Chart not appearing on the list:-
Control4 Smart Control Technology Shanghai Co Ltd – China. Let's add Control4 Smart Control Technology Shanghai Co Ltd to the list please. It was liquidated on the last day of 2025.

Hope this helps Carol

Carol Killham
Legal Project Management Specialist (EMEA/APAC)

Resideo
3 Waterside Drive Arlington Business Park Theale
Reading RG7 4SW

From: Barner, Brian
Sent: Thursday, February 19, 2026 1:26 PM
To: Hawk, Rand; Sele, Brittany; Foster, Joshua; Killham, Carol
Cc: Rode, Tyler
Subject: RE: 2025 10K Listings Exhibit

Carol,

Do you mind comparing the attached listing of entities with the attached 2025 year-end org chart and let us know any differences?
Brian Elliott Barner, BA, JD, LLM, EMBA
Tax Planning Leader

Resideo Technologies Inc.
1985 Douglas Drive N Golden Valley, MN 55422

From: Hawk, Rand
Sent: Wednesday, February 18, 2026 10:01 PM
To: Sele, Brittany; Foster, Joshua; Barner, Brian
Cc: Rode, Tyler
Subject: RE: 2025 10K Listings Exhibit

Thanks, Brittany!

@Barner, Brian can you please take a look and let us know if you are in agreement?

Thanks,

Rand Hawk
Senior Manager
SEC Reporting | Technical Accounting

Resideo
16100 N 71st St
Scottsdale, AZ 85245

M 480.74
0.6124

This email and any accompanying attachments are intended for the addressee(s) only and may be confidential. If received in error, please keep contents confidential, notify the sender, and delete this email (and any copies and attachments).

From: Sele, Brittany
Sent: Wednesday, February 18, 2026 2:23 PM
To: Foster, Joshua; Hawk, Rand
Subject: 2025 10K Listings Exhibit

Hi Josh and Rand,
Please see attached for Rezi entities as of 12-31-25. Thanks,
Brittany